Notice of Amendment to Stock Option Award

Dear [___]

Skye Bioscience, Inc. (the “Company”) has previously granted to you certain stock options to purchase the Company’s Common Stock, as set forth in the Appendix (the “Options”) under the Company’s 2014 Omnibus Incentive Plan, as amended (the “Plan”) and the applicable Notice of Grant of Stock Option Award and the Terms and Conditions of Stock Option Award, pursuant to which the Options were granted (each, an “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan and the Agreement.

Pursuant to Section 11.3 of the Plan, the Company hereby amends the Vesting Schedule in each Agreement by inserting the following provisions at the end of the Vesting Schedule:

“Notwithstanding anything to the contrary, any unvested Options shall become fully vested and exercisable upon a Termination of Service due to the Optionee’s death or Disability. For purposes of this Agreement, a Termination of Service based upon “Disability” means a Termination of Service by the Company based upon the Optionee’s entitlement to long-term disability benefits under the Company’s long-term disability plan or policy, as the case may be, as in effect on the date of termination; provided, however, that if the Optionee is not a participant in the Company’s long-term disability plan or policy on the date of termination, a Termination of Service shall still be considered terminated based upon the Optionee’s Disability if he or she would have been entitled to benefits under the Company’s long-term disability plan or policy had the Optionee been a participant on the date of termination.”

Except as expressly amended or modified by this letter, the terms and conditions of the Agreements shall remain in full force and effect.

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Appendix

Name	Number of Options	Grant Date
James Heppell	1,000,000	8/7/2020
James Heppell	150,000	9/14/2021
Kaitlyn Arsenault	400,000	9/15/2021
Kaitlyn Arsenault	1,600,000	10/4/2021
Kaitlyn Arsenault	1,770,000	12/14/2021
Keith Ward	250,000	12/14/2021
Margaret Dalesandro	150,000	9/14/2021
Margaret Dalesandro	250,000	8/7/2020
Praveen Tyle	25,000	9/14/2021
Praveen Tyle	250,000	7/22/2021
Punit Dhillon	200,000	10/10/2018
Punit Dhillon	9,000,000	8/7/2020
Punit Dhillon	3,090,000	12/14/2021
Tu Diep	2,000,000	10/5/2020
Tu Diep	1,770,000	12/14/2021

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